Exhibit 99.1

Sirona Reports Fiscal 2010 First Quarter Results

•	Revenue was $214.8 million, an increase of 19.5% compared to prior year, or up 10.9% on a constant currency basis.

•	Operating income excluding amortization expense totaled $59.6 million, up 51.5% versus $39.4 million in the prior year.

•	Cash flow from Operations was $40.6 million, compared to ($1.6) million in the prior year.

•	Sirona updates guidance.

Long Island City, New York, February 8, 2010 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended December 31, 2009.

First Quarter Fiscal 2010 vs. First Quarter Fiscal 2009 Financial Results

Revenue was $214.8 million, an increase of $35.1 million or 19.5% (up 10.9% on a constant currency basis), with growth rates for the Company’s business segments as follows: CAD/CAM increased 37.5% (up 29.3% constant currency); Instruments increased 19.0% (up 6.7% constant currency); Imaging Systems increased 9.2% (up 3.7% constant currency); and Treatment Centers increased 12.2% (up 0.5% constant currency). Revenue in the United States increased by 12.1% driven by the CAD/CAM and Imaging segments. Outside the United States, revenue increased by 23.3% (up 10.4% constant currency), driven by strength in Germany, Australia, Canada and Japan.

Gross profit was $112.4 million, up $25.4 million compared to prior year. Gross profit margin was 52.3% in the first quarter of fiscal 2010, compared to 48.4% in the prior year. The gross profit margin expansion was driven by product and regional mix and lower levels of amortization expense.

First quarter 2010 operating income excluding amortization expense was $59.6 million (operating income of $43.5 million plus amortization expense of $16.2 million), compared to $39.4 million (operating income of $21.8 million plus amortization expense of $17.6 million) in the prior year.

Net income for the first quarter of 2010 was $31.2 million, or $0.55 per diluted share, compared to $5.6 million, or $0.10 per diluted share in the prior year period. First quarter 2010 earnings per share included $0.22 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a loss of $0.02 related to the revaluation of the Patterson exclusivity fee, and a loss of $0.02 resulting from the revaluation of short-term intra-group loans. For the first quarter of 2009, earnings per share included $0.22 of amortization and depreciation expense attributable to the write-up in value of assets due to purchase accounting, a loss of $0.03 related to the revaluation of the Patterson exclusivity fee, a $0.02 loss resulting from the revaluation of short-term intra-group loans and a $0.01 gain on sale of an asset.

At December 31, 2009, the Company had cash and cash equivalents of $215.9 million and total debt of $470.1 million, resulting in net debt of $254.2 million. This compares to net debt of $293.8 million at September 30, 2009. The decrease in net debt was driven by strong cash flow from operations.

Chairman, President & CEO, Jost Fischer commented; “We are pleased with our exceptionally strong performance in the first quarter. Sirona’s top line growth was driven by our recent innovative product launches and our technologically advanced product portfolio. The bottom line benefited from robust sales growth, margin expansion, expense management initiatives and deleveraging. We are pleased with our results and are confident in the prospects of our business.”

Fiscal 2010 Guidance Update

The Company expects to achieve revenue growth at the higher end of its fiscal 2010 guidance range of 4% to 6%. Operating income excluding amortization expense is expected to be in the range of $170 to $176 million, compared to the previous range of $166 million to $176 million.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on February 8, 2010. The teleconference can be accessed by calling +1 866 700 7101 (domestic) or +1 617 213 8837 (international) using passcode # 57202316. The webcast will be available via the Internet at www.sirona.com and a presentation relating to the call will be available on our website. A replay of the conference call will be available through February 15, 2010 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 86135161. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

This press release and any attachment thereto contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	Three months ended December 31,
	2009	2008
	$’000s (except per share amounts)
Revenue	$214,823	$179,721
Cost of sales	102,453	92,720

Gross profit	112,370	87,001

Selling, general and administrative expense	59,852	57,422
Research and development	11,465	11,058
Provision for doubtful accounts and notes receivable	64	225
Net other operating income	(2,500)	(3,461)

Operating income	43,489	21,757

(Gain)/loss on foreign currency transactions, net	(633)	3,592
(Gain)/loss on derivative instruments	(1,023)	4,967
Interest expense, net	5,202	6,064
Other expense	380	—

Income before taxes	39,563	7,134
Income tax provision	7,913	1,998

Net income	31,650	5,136
Less: Net income attributable to noncontrolling interests	475	(423)

Net income attributable to Sirona Dental Systems, Inc.	$31,175	$5,559

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.57	$0.10

- Diluted	$0.55	$0.10

Weighted average shares - basic	54,968,399	54,862,708

Weighted average shares - diluted	56,356,288	55,130,373

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2009	September 30, 2009
	(unaudited)
	$’000s (except per share amounts)
ASSETS

Current assets
Cash and cash equivalents	$215,880	$181,098
Restricted cash	886	902
Accounts receivable, net of allowance for doubtful accounts of $2,115 and $2,088, respectively	117,025	98,277
Inventories, net	71,634	74,525
Deferred tax assets	17,887	16,483
Prepaid expenses and other current assets	15,131	20,239
Income tax receivable	4,567	3,956

Total current assets	443,010	395,480

Property, plant and equipment, net of accumulated depreciation and amortization of $72,510 and $70,061, respectively	99,680	102,775
Goodwill	685,595	696,355
Investments	1,905	1,739
Intangible assets, net of accumulated amortization of $338,022 and $327,183, respectively	425,780	447,946
Other non-current assets	2,410	2,837
Deferred tax assets	991	943

Total assets	$1,659,371	$1,648,075

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$41,117	$38,463
Short-term debt and current portion of long-term debt	87,884	4,688
Income taxes payable	10,841	5,191
Deferred tax liabilities	966	466
Accrued liabilities and deferred income	87,548	95,602

Total current liabilities	228,356	144,410

Long-term debt	382,200	470,224
Deferred tax liabilities	152,373	159,659
Other non-current liabilities	8,164	8,699
Pension related provisions	49,441	50,328
Deferred income	67,500	70,000

Total liabilities	888,034	903,320

Shareholders’s equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	—	—
Common stock ($0.01 par value; 95,000,000 shares authorized; 55,069,213 shares issued and 55,041,490 shares outstanding at Dec. 31, 2009 and 54,972,754 shares issued and 54,945,031 shares outstanding at Sept. 30, 2009)	551	550
Additional paid-in capital	643,054	637,264
Treasury stock (27,723 shares at cost)	(284)	(284)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	123,032	91,857
Accumulated other comprehensive income	52,287	63,154

Total Sirona Dental Systems, Inc. shareholders’ equity	769,537	743,438

Noncontrolling interests	1,800	1,317

Total shareholders’ equity	771,337	744,755

Total liabilities and shareholders’ equity	$1,659,371	$1,648,075

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended December 31,
	2009	2008
	$’000s
Cash flows from operating activities
Net income	$31,650	$5,136

Adjustments to reconcile net income to net cash provided by/(used in) operating activities
Depreciation and amortization	21,779	22,221
Loss on disposal of property, plant and equipment	3	15
(Gain)/loss on derivative instruments	(1,023)	4,967
(Gain)/loss on foreign currency transactions	(633)	3,592
Deferred income taxes	(6,347)	(7,355)
Amortization of debt issuance cost	295	299
Compensation expense from stock options	3,939	3,835

Changes in assets and liabilities
Accounts receivable	(21,129)	(30,726)
Inventories	1,627	(364)
Prepaid expenses and other current assets	8,987	(632)
Restricted cash	—	(46)
Other non-current assets	235	(224)
Trade accounts payable	3,412	(7,020)
Accrued interest on long-term debt	1,393	5,864
Accrued liabilities and deferred income	(6,569)	(645)
Other non-current liabilities	(2,900)	(2,592)
Income taxes receivable	(113)	(662)
Income taxes payable	5,969	2,763

Net cash provided by/(used in) operating activities	40,575	(1,574)

Cash flows from investing activities
Investment in property, plant and equipment	(4,233)	(4,852)
Proceeds from sale of property, plant and equipment	45	283
Purchase of intangible assets	(6)	(52)
Purchase of long-term investments	(166)	—
Sale of businesses, net of cash sold	—	4,985

Net cash provided by/(used in) investing activities	(4,360)	364

Cash flows from financing activities
Repayments of short-term and long-term debt	—	(1,153)
Purchase of treasury stock	—	(264)
Common shares issued under share based compensation plans	1,056	—
Tax effect of common shares exercised under share based compensation plans	624	—

Net cash provided by/(used in) financing activities	1,680	(1,417)

Change in cash and cash equivalents	37,895	(2,627)
Effect of exchange rate change on cash and cash equivalents	(3,113)	(3,355)
Cash and cash equivalents at beginning of period	181,098	149,663

Cash and cash equivalents at end of period	$215,880	$143,681

Other Financial Data (unaudited)

	Three months ended December 31,
	2009	2008
	$’000s
Net income attributable to Sirona Dental Systems, Inc.	$31,175	$5,559
Net interest expense	5,202	6,064
Provision for income taxes	7,913	1,998
Depreciation	5,622	4,608
Amortization	16,157	17,613

EBITDA	$66,069	$35,842

Supplemental Information (unaudited)

	Three months ended December 31,
	2009	2008
	$’000s
Share-based compensation	$3,939	$3,835
Unrealized, non-cash loss on revaluation of the carrying value of the $-denominated exclusivity fee	1,352	2,291
Unrealized, non-cash loss on revaluation of the carrying value of short-term intra-group loans	1,267	1,402

	$6,558	$7,528

Notes to Tables Above

EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. EBITDA is defined as net earnings before interest, taxes, depreciation and amortization. Sirona’s management utilizes EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP. EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. There are material limitations associated with making adjustments to Sirona’s earnings to calculate EBITDA and using this non-GAAP financial measure as compared to the most directly comparable GAAP financial measure. For instance, EBITDA does not include:

•	interest expense, and because Sirona has borrowed money in order to finance its operations, interest expense is a necessary element of its costs and ability to generate revenue;

•	depreciation and amortization expense, and because Sirona uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue; and

•	tax expense, and because the payment of taxes is part of Sirona’s operations, tax expense is a necessary element of costs and impacts Sirona’s ability to operate.

In addition, other companies may define EBITDA differently. EBITDA, as well as the other information in this filing, should be read in conjunction with Sirona’s financial statements and footnotes contained in the documents that Sirona files with the U.S. Securities and Exchange Commission.

In addition to EBITDA, the accompanying financial tables also set forth certain supplementary information that Sirona believes is useful for investors in evaluating Sirona’s underlying operations. This supplemental information includes share-based compensation expense and revaluation of the carrying value of the dollar-denominated exclusivity payment and on the carrying value of short-term intra-group loans. Sirona’s management believes that these items, which are noncash in nature, should be considered by investors in assessing Sirona’s financial condition, operating performance and underlying strength.

Sirona’s management uses EBITDA together with this supplemental information as an integral part of its reporting and planning processes and as one of the primary measures to, among other things:

(i) monitor and evaluate the performance of Sirona’s business operations;

(ii) facilitate management’s internal comparisons of the historical operating performance of Sirona’s business operations;

(iii) facilitate management’s external comparisons of the results of Sirona’s overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(v) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Sirona’s management believes that EBITDA and the supplemental information provided is useful to investors as it provides them with disclosure of Sirona’s operating results on the same basis as that used by Sirona’s management.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the U.S. Dollar/Euro average foreign exchange rate for each month of the current period.

The monthly exchange rates used in converting Euro denominated revenues into U.S. Dollars in the Company’s financial statements prepared in accordance with U.S. GAAP were: $1.48102 (October), $1.48990 (November), and $1.46064 (December) for the three months ended December 31, 2009. For the three months ended December 31, 2008, an average quarterly foreign exchange rate converting Euro-denominated revenues into U.S. Dollars of $1.31883 was applied.